608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300 Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.
(TSX.V – PPI)

Passport Potash Inc. Announces Resignation of Director Matt Salmon

Vancouver, B.C. – January 17, 2013. Passport Potash, Inc. (“Passport” or the “Company”) (PPI: TSX.V, OTCQX:PPRTF) would like to announce that it has accepted the resignation of Matt Salmon from its Board of Directors. Mr. Salmon served three terms in the United States House of Representatives from 1995 to 2001. In November Mr. Salmon was elected to serve a fourth term, which necessitated his resignation from Passport’s Board. Mr. Salmon represents the 5th District of Arizona and assumed office on January 3.

“It is unfortunate that I have to resign my position with Passport,” commented Mr. Salmon. “It is a great project and will be a huge benefit for the State of Arizona, particularly for the communities of Northern Arizona that surround the project which will benefit directly from its success.”

“We would like to thank Mr. Salmon for the time he served on our Board and wish him the best in his service in the United States House of Representatives,” commented Joshua Bleak, Passport’s president and CEO.

About Passport Potash, Inc.
Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 121,000 acres. Passport has also entered into a joint exploration agreement with the Hopi Indian Tribe to work toward developing over 13,000 acres of contiguous privately held Hopi land.

On behalf of the Board of Directors of Passport Potash Inc.

Joshua Bleak, President

Forward-Looking Statement

This news release includes certain statements that may be deemed "forward-looking statements". Forward-looking information includes, but is not limited to: statements with respect to the effect and estimated timeline of the drilling and assay results on the Company; the estimation of mineral reserves and mineral resources; the timing and amount of estimated future exploration; costs of exploration; capital expenditures; success of exploration activities; permitting time lines and permitting ; government regulation of mining operations; potential future expansion of the PFNP; environmental risks; unanticipated reclamation expenses; and title disputes or claims. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". All statements in this release, other than statements of historical facts, including the likelihood of commercial mining and possible future financings are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include: unsuccessful exploration results; changes in metals prices; changes in the availability of funding for mineral exploration; unanticipated changes in key management personnel and general economic conditions. Mining is an inherently risky business. Accordingly the actual events may differ materially from those projected in the forward-looking statements. For more information on the Company and the risks and challenges of its business, investors should review the Company's annual filings that are available at www.sedar.com.

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Corporate Communication

Peter J. Kletas
866-999-6251-Toll Free
peter@passportpotash.com

and/or

Clive Mostert
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com